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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-3 (file no. 333-22303) of our reports, dated February 18, 1997 and dated February 22, 1996, on our audits of the consolidated financial statements of Vertex Pharmaceuticals Incorporated. We also consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data."

                                            /s/ COOPERS & LYBRAND L.L.P.


                                            COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 4, 1997